As of 04/08/11		Corporate Headquarters:
Listed:	OTCBB
Symbol:	SNRV	5950 Berkshire Lane
Shares Outstanding:	30.37MM	Suite 1650
Public float	8.68 MM	Dallas, TX 75225
3 Month ADV-	22,021
Recent Price:	$5.05	Phone: Tel: +214-369-7300, Fax: +214-369-7301
Fully Reporting, Publicly Quoted on the Over the Counter Bulletin Board		Email: info@snrv.com Website: www.snrv.com

CORPORATE OVERVIEW

Create investor and shareholder value by acquiring acreage that allows us to predictably, consistently and profitably develop proved reserves.  We intend to maximize these proved reserves while minimizing cost.  Sun River is able to accomplish this by identifying unconventional gas properties that can be acquired for between $0.40-$0.70/ million cubic feet equivalent (Mcfe)-proved and developed for ~ $1.35/Mcfe, current gas prices are $4.40/Mcfe which allows for profitability even if gas dips below $3.00/Mcfe.  This compares very favorably to the F&D costs for “shale gas developers” which is between $4-6/Mcfe.

Current Projects in the Continental United States:

Colfax County, NM - Raton Basin

•	Sun River Energy, Inc. owns minerals rights on 242,000+/- net acres.
•	Seven (7) major prospect areas identified to date.
•	Potential for 2,000+ wells on 40-acre spacing.
•	Tucumcari Basin to the South being developed by Shell (geologically a “look-a-like” basin).
•	Estimated multi-TCF of reserves in place.
•	First test well scheduled for early fall 2011.

Katy Resources ETX, LLC Acquisition – East Texas

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In February 2011 completed acquisition of the assets of Katy Resources ETX, LLC.  Sun River acquired three producing wells and one well awaiting completion currently scheduled for April 2011.  Managements strategic acquisition cost stands at $0.43 /Mcf.

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Cawley, Gillespie & Associates, Inc., Petroleum Consultants reserve report sets forth estimated total proved reserves of 19.5 billion cubic feet (“Bcf”) of natural gas and 61,000 barrels (“Bbl”) of oil.

•	8,551 gross acres containing low risk, in-fill development drilling opportunities with multiple geological formations per well site.
•	1,863 gross acres held by production (“HBP”).
•	Anticipated cash flows at year end of April 2011 in excess of $250,000.00 a month.
•	Significant “running room” for development drilling in the future (only 4% developed at time of acquisition).

Devon Energy Production Company L.P. Farmout – Carthage Field, Panola County, Texas

•	First well vertically completed in Haynesville turned to production on March 31.
•	Potential of 5,470 gross acres to be earned through development drilling.
•	Up to 136 drill locations with 40 acre spacing in the Carthage (Cotton Valley / Haynesville) Field, estimated 142 Bcfe of proved reserves when fully developed.
•	First well finding and development costs of ~ $1.24 Mcfe.

MANAGEMENT AND ITS EXPERIENCE

Industry Experienced Management Core: CEO and COO have 11+ yrs working together as independent Oil & Gas producers.  Prior to joining Sun River Energy, CEO and COO created and divested 3 O&G deals, creating increased investor value with each subsequent deal.

CEO & COO have invested ~ $3.5 Million in the Company.  No salary in first year.

•	Donal R. Schmidt, Jr. (50) – CEO/COB – Prior to SNRV, 11 yrs as an independent Oil & Gas producer. Licensed attorney, CPA, and MBA in Finance Univ. of Texas.

•	Thimothy S. Wafford (50) – COO - 26 yrs of diversified experience in the Oil & Gas industry. Experienced in domestic and international reservoir engineering. MBA in Finance Univ. of Texas.

•	Thomas J. Schaefer (37) – VP Engineering – 17 yrs of project management in deep unconventional oil and gas. B.S. in Petroleum and Geosystems Engineering Univ. of Texas.

•	Jay Leaver (47) – VP Geologist – 23 yrs experience primarily focused on Rocky Mountain exploration. B.S. in Geological Engineering Colorado School of Mines.

•	Rick Hoover (53) – CFO – CPA with 20 yrs senior management in public companies.

Recent Press Releases

•	April 9, Force converted preferred stock to common, pursuant to the terms of the Preferred Shareholder’s Agreement

•	April 5- Sun River Energy, Inc. announces it turned the Carthage Field Neal Heirs # 1 Well, in the Haynesville to production on March 31, 2011

•	April 1- Sun River Energy, Inc. Announces Appointment of New Director, CFO and General Counsel

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February 10, 2011 -Sun River Energy, Inc. (OTC:BB:SNRV). Sun River Energy, Inc. closed the purchase of certain oil and gas interest under a definitive Purchase and Sale Agreement with Katy Resources ETX, LLC (“Katy”).

Why Sun River Energy

•	Low cost producer of natural gas.
•	Clean balance sheet – zero long term debt.
•	Management has over 100+ years of Oil and Gas Experience and have a proven success track record
•	Company insiders hold over 50% of the shares outstanding

This presentation contains "forward-looking statements," as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this presentation which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the development, costs and results of our exploration program at our energy properties and any anticipated future production. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with petroleum exploration and development stage exploration companies. These forward-looking statements are made as of the date of this presentation, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements.